SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):                   MAY 14, 2001



                                NX NETWORKS, INC.
               (Exact Name of Registrant as Specified in Charter)



      DELAWARE                        000-20512                54-1345159
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
   of Incorporation)                                       Identification No.)




                                NX NETWORKS, INC.
                          13595 DULLES TECHNOLOGY DRIVE
                             HERNDON, VIRGINIA 20171
          (Address of Principal Executive Offices, Including Zip Code)
                                 (703) 742-6000
              (Registrant's telephone number, including area code)





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ITEM 5.  OTHER EVENTS

On May 14, 2001 Nx Networks, Inc. completed a $2.4 million private placement of Series E 8% convertible preferred stock and warrants. The proceeds from the offering will be used for general working capital purposes.

The financing consisted of 19,000 shares of Series E preferred stock at a purchase price of $126.50 per share and 380,000 warrants to purchase common stock.

The material terms of the Series E preferred stock provide:

     o Dividends at the rate of 8% per annum, which are payable by the Company either in cash or shares of common stock.

     o A liquidation preference over the Company's common stock equal to the initial purchase price per share plus an amount equal to accrued but unpaid dividends.

     o Redemption at the option of the Company at a price equal to 105% of the initial purchase price if the market price of the common stock equals or exceeds $5.00 per share for 10 consecutive trading days.

     o Conversion at the option of the holder at any time prior to redemption by the Company.

     o The conversion price is $1.265 per share until May 19, 2001. After May 19, 2001, the conversion price per share will be the lesser of (a) $1.265 or (b) 87% of the volume weighted average sales price (VWAP) of the common stock during the five trading days preceding the date a notice of conversion is delivered to the Company, subject to a minimum conversion price of $0.575.

Pursuant to the Securities Purchase Agreement between the Company and the buyers:

     o The initial purchasers have a right of first offer and a right of participation, subject to certain conditions, in any financing by the Company until May 14, 2002.

     o Each buyer is prohibited from engaging in direct or indirect sales transactions during the five trading day period preceding the date such buyer delivers a notice of conversion to the Company, unless the conversion price is at least $1.265 or the Company has given a notice of redemption for such shares.

The warrants expire on May 14, 2006 and have an exercise price of $1.438 per share.

The Company has also agreed to register the common stock underlying the Series E preferred stock and the warrants pursuant to a registration rights agreement.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company. There shall be not sale of these securities in any state in which any offer to sell, solicitation of an offer to buy or sale would be unlawful prior to the registration or qualification of such securities in such state.



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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)      Financial Statements of Business Acquired

                   Not applicable.

          (b)      Pro Forma Financial Information

                   Not applicable.

          (c)      Exhibits

                   The following exhibits are included as part of this report:


                    4.1 Certificate of Designations for the Series E 8% convertible preferred stock
                    10.1     Securities Purchase Agreement
                    10.2     Registration Rights Agreement
                    10.3     Form of Warrant
                    99.1 Press release dated May 14, 2001 announcing the completion of the financing


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Nx NETWORKS, INC.



Date:  May 16, 2001                  By: /s/ Peter J. Kendrick
                                        ---------------------------------------
                                        Name:   Peter J. Kendrick
                                        Title:  Chief Financial Officer


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                                                   EXHIBIT LIST




     EXHIBIT NO.           DESCRIPTION

4.1 Certificate of Designations for the Series E 8% convertible preferred stock
10.1     Securities Purchase Agreement
10.2     Registration Rights Agreement
10.3     Form of Warrant
99.1 Press release dated May 14, 2001 announcing the completion of the financing



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